Filed Pursuant to Rule 424(b)(2)

File No. 333-180728

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium Term Notes, Series K, 0% Optionally Exchangeable Securities due January 24, 2020	$3,100,000	$422.84

(1)

The total filing fee of $422.84 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

Filed Pursuant to Rule 424(b)

File No. 333-180728

PRICING SUPPLEMENT No. 320 dated April 16, 2013 (To Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012)

$3,100,000

Wells Fargo & Company

Medium–Term Notes, Series K

0% Optionally Exchangeable Securities due January 24, 2020

Exchangeable for the Common Stock of Apple Inc. or the Cash Value of Such Stock

Issuer:	Wells Fargo & Company
Reopening:	The purpose of this pricing supplement is to offer additional securities with an aggregate stated principal amount of $3,100,000 (the “reopened securities”). The reopened securities will be a further issuance of, and form a single tranche with, and have the same terms as the $8,000,000 aggregate stated principal amount of securities issued by Wells Fargo & Company on April 10, 2013 (the “original securities”) pursuant to Amended and Restated Pricing Supplement No. 314 dated April 3, 2013 to the Prospectus Supplement dated April 13, 2012 and the Prospectus dated April 13, 2012. The reopened securities will have the same CUSIP number as the original securities, will trade interchangeably with the original securities immediately upon settlement and will increase the aggregate stated principal amount of the tranche of the securities to $11,100,000. References to the “securities” will collectively refer to the reopened securities and the original securities.
Stated Maturity Date:	January 24, 2020
Interest:	We will not pay interest on the securities.
Underlying Stock:	Common stock of Apple Inc. (Ticker AAPL). Apple Inc., the issuer of the underlying stock (the “underlying stock issuer”), is not involved with this offering and has no obligations relating to, and does not sponsor or endorse, the securities.
Exchange Right:

Beginning April 22, 2013 to and including the earlier of (i) the trading day prior to the redemption notice date, if applicable, and (ii) the fifth trading day prior to the stated maturity date, you will have the right to exchange each security for a number of shares of the underlying stock equal to the exchange ratio. If you exchange your securities, we will have the right to deliver to you either the actual shares or the cash value of such shares based on their closing price on the exchange notice date.

On the reopening pricing date, the value of the shares (or cash) you would be entitled to receive upon exercise of your exchange right is significantly less than the original offering price of the securities. You will not receive any return on your reopened securities unless you exchange them or we redeem them at a time when the underlying stock has appreciated sufficiently from the reopening stock price such that the value of a number of shares of underlying stock equal to the exchange ratio is greater than the original offering price.

Exchange Ratio:	1.49434, subject to Adjustment Events.
Parity:	On any trading day, the exchange ratio multiplied by the closing price of the underlying stock on such trading day. Parity on the reopening pricing date (“reopening parity”) is $636.95, which is less than parity on the date the original securities were priced for initial sale to the public.
Reopening Stock Price:	$426.24, which is the closing price of the underlying stock on the reopening pricing date and is less than the closing price of the underlying stock on the date the original securities were priced for initial sale to the public.
Redemption Right:	Beginning January 26, 2018, we will have the right to redeem all the securities on any day to and including the stated maturity date. If we redeem the securities, we will pay to you an amount in cash equal to the greater of (i) the principal return amount of $950 per security and (ii) parity determined on the trading day prior to the redemption notice date. If we redeem the securities, the redemption date will be 10 days following the redemption notice date.
Payment at Stated Maturity:	On the stated maturity date, unless you have previously exercised your exchange right or we have redeemed the securities, we will pay you for each security you hold an amount in cash equal to the greater of the principal return amount of $950 and parity, as determined on the final exchange date. All payments on the securities are subject to the credit risk of Wells Fargo & Company.
Adjustment Events:	In the event of certain corporate events relating to the underlying stock issuer, including changes in dividend payments, the exchange ratio will be adjusted as described in this pricing supplement.
Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Stated Principal Amount:	Each security will have a stated principal amount of $1,000.
Reopening Pricing Date:	April 16, 2013, which is the date on which the reopened securities were priced.
Expected Reopening Settlement Date:	April 19, 2013 (three business days after the reopening pricing date).
CUSIP Number:	94986RPJ4

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-6.

The securities are unsecured obligations of Wells Fargo and all payments on the securities are subject to the credit risk of Wells Fargo. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$950.00	–	$950.00
Total	$2,945,000.00	–	$2,945,000.00

(1)	The original offering price specified above includes structuring and development costs. Assuming the reopened securities are redeemed on the earliest possible redemption date, the structuring and development costs for the reopened securities would total approximately $10.67 per $1,000 security. If the reopened securities have not been redeemed on the earliest possible redemption date, the structuring and development costs will continue to accrue, and if the securities are outstanding until stated maturity, the structuring and development costs for the reopened securities would total approximately $17.80 per $1,000 security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement for further information including information regarding how we may hedge our obligations under the securities and offering expenses. Wells Fargo Securities, LLC, a wholly-owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal.

Wells Fargo Securities

Pricing Supplement

Prospectus Supplement

Prospectus

Unless otherwise indicated, you may rely on the information contained in this pricing supplement and the accompanying prospectus supplement and prospectus. Neither we nor the agent has authorized anyone to provide information different from that contained in this pricing supplement and the accompanying prospectus supplement and prospectus. When you make a decision about whether to invest in the securities, you should not rely upon any information other than the information in this pricing supplement and the accompanying prospectus supplement and prospectus. Neither the delivery of this pricing supplement nor sale of the securities means that information contained in this pricing supplement or the accompanying prospectus supplement and prospectus is correct after their respective dates. This pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell or solicitation of an offer to buy the securities in any circumstances under which the offer of solicitation is unlawful.

i

SUMMARY INFORMATION

This summary includes questions and answers that highlight selected information from this pricing supplement and the accompanying prospectus supplement and prospectus to help you understand the 0% Optionally Exchangeable Securities due January 24, 2020 (the “securities”). You should carefully read this pricing supplement and the accompanying prospectus supplement and prospectus to fully understand the terms of the securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the securities. You should carefully review the section “Risk Factors” in this pricing supplement, which highlights certain risks associated with an investment in the securities, to determine whether an investment in the securities is appropriate for you.

What are the securities?

The securities offered by this pricing supplement (the “reopened securities”) will be a further issuance of, and form a single tranche with, and have the same terms as the $8,000,000 aggregate stated principal amount of securities issued by Wells Fargo & Company on April 10, 2013 (the “original securities”) pursuant to Amended and Restated Pricing Supplement No. 314 dated April 3, 2013 to the Prospectus Supplement dated April 13, 2012 and the Prospectus dated April 13, 2012. The reopened securities will have the same CUSIP number as the original securities, will trade interchangeably with the original securities immediately upon settlement and will increase the aggregate stated principal amount of the tranche of the securities to $11,100,000. The reopened securities will be issued by Wells Fargo & Company and will mature on January 24, 2020. The securities are exchangeable for shares of common stock of Apple Inc. on the terms described in this pricing supplement.

As discussed in the accompanying prospectus supplement, the securities are debt securities and are part of a series of debt securities entitled “Medium-Term Notes, Series K” that we may issue from time to time. The securities will rank equally with all our other unsecured and unsubordinated debt. For more details, see “Specific Terms of the Securities.”

Each security has a stated principal amount of $1,000. You may transfer only whole securities. We will issue the securities in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the securities.

What is the underlying stock?

The underlying stock is the common stock of Apple Inc. (the “underlying stock issuer”).

The table below indicates the ticker symbol for the underlying stock, the primary national securities exchange on which the underlying stock is listed, the exchange ratio, the reopening stock price of the underlying stock and reopening parity.

Underlying Stock Issuer	Ticker Symbol	Listing Exchange	Exchange Ratio	Reopening Stock Price	Reopening Parity

Apple Inc.	AAPL	NASDAQ	1.49434	$426.24	$636.95

Who is the underlying stock issuer?

According to publicly available information, Apple Inc. designs, manufactures and markets mobile communication and media devices, personal computers and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions and third-party digital content and applications. You should independently investigate the underlying stock issuer and decide whether an investment in the securities linked to the underlying stock is appropriate for you.

Because the underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the underlying stock issuer is required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”). Information provided to or filed with the SEC by the underlying stock issuer can be located by reference to an SEC file number and inspected at the SEC’s public reference facilities or accessed over the Internet through the SEC’s website. The SEC file number for the underlying stock issuer is 000-10030. The address of the SEC’s website is http://www.sec.gov. In addition, information regarding the underlying stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We have not independently verified any such information. For further information, please see “The Underlying Stock — Apple Inc.”

Will I receive interest on the securities?

You will not receive any interest on the securities.

What will I receive upon stated maturity of the securities?

On the stated maturity date, if you have not previously exchanged your securities or we have not redeemed the securities, we will pay you for each security you hold an amount in cash equal to the greater of the “principal return amount” of $950 and parity, as determined on the fifth trading day prior to the stated maturity date (the “final exchange date”). On any trading day, “parity” equals the exchange ratio multiplied by the closing price of the underlying stock, each determined as of such trading day by the calculation agent. Parity on the date the reopened securities were priced for initial sale to the public (the “reopening pricing date”) (“reopening parity”) equals the exchange ratio multiplied by $426.24 (the “reopening stock price”), or $636.95, which is less than the original offering price of the securities and is less than parity on the date the original securities were priced for initial sale to the public. The exchange ratio is equal to 1.49434. The exchange ratio for the underlying stock will remain constant for the term of the securities, subject to adjustment for certain corporate events relating to the underlying stock issuer, including changes in dividend payments. See “Specific Terms of the Securities — Adjustment Events.”

How does the exchange right work?

Beginning April 22, 2013 to and including the earlier of (i) the trading day prior to the redemption notice date, if applicable, and (ii) the final exchange date, you may exchange each security for a number of shares of the underlying stock equal to the exchange ratio as it may have been adjusted through the exchange settlement date (or, at our option, the cash value of a number of shares of the underlying stock equal to the exchange ratio as it may have been adjusted through the exchange notice date, based on the closing price of the underlying stock on the exchange notice date), subject to our right to redeem all of the securities on any day from and including January 26, 2018. See “Specific Terms of the Securities — Exchange Right” for a more detailed description of the exchange right.

How do you exchange your securities?

When you exchange your securities, our affiliate Wells Fargo Securities, LLC, acting as the calculation agent (the “calculation agent”), will determine the exact number of shares of the underlying stock you will receive based on the stated principal amount of the securities you exchange and the exchange ratio as it may have been adjusted through the exchange settlement date. Since the securities will be held only in book-entry form, you may exercise your exchange right only by acting through your participant at DTC, whose nominee is the registered holder of the securities.

To exchange a security on any day, you must instruct your broker or other person with whom you hold your securities to take the appropriate steps through normal clearing system channels. Your book-entry interest in the securities must be transferred to Wells Fargo Bank, N.A., the paying agent for the securities, on the day we deliver your shares or pay cash to you, as described below. In addition, you must give us notice of exchange as follows:

•	fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement; and

•	deliver your Official Notice of Exchange to us before 11:00 A.M., New York City time on the day you notify us of your exercise of the exchange right (the “exchange notice date”).

Different firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of securities, you should consult the participant through which you own your interest for the relevant deadline. If you give us your Official Notice of Exchange after 11:00 A.M., New York City time, on any trading day or at any time on a day that is not a trading day, your notice will not become effective until the next trading day, and such next trading day will be the exchange notice date.

You must exchange your securities in $1,000 stated principal amount minimum increments at a time.

You will no longer be able to exchange your securities if we redeem the securities.

At our option, on the third business day after you fulfill all the conditions of your exchange (the “exchange settlement date”), we will either:

•	deliver to you shares of the underlying stock at the exchange ratio as it may have been adjusted through the exchange settlement date, or

•

pay to you the cash value of shares of the underlying stock at the exchange ratio as it may have been adjusted through the exchange notice date, based on the closing price of the underlying stock on the exchange notice date.

If upon exchange of the securities we deliver shares of the underlying stock, we will pay cash in lieu of delivering any fractional share of the underlying stock in an amount equal to the value of such fractional shares based on the closing price of the underlying stock as determined by the calculation agent on the trading day immediately preceding the exchange settlement date.

Will the securities be redeemable by us prior to maturity?

We may redeem the securities, in whole but not in part, for settlement on any day from and including January 26, 2018 to and including the stated maturity date (the “redemption date”), for an amount in cash per security equal to the greater of (i) the principal return amount of $950 and (ii) parity determined by the calculation agent on the trading day prior to the redemption notice date.

If we redeem the securities, we will specify the redemption date in our notice of redemption. The redemption date will be 10 days following the day on which we give our notice of redemption (the “redemption notice date”), unless the 10th day following the redemption notice date is not a business day, in which case the redemption date will be the immediately following day that is a business day.

If we decide to redeem the securities, you will no longer be able to exercise your exchange right.

Who should or should not consider an investment in the securities?

We have designed the securities for investors who (i) want to receive the greater of 100% of the original offering price of the securities and the cash value of a specified number of shares of the underlying stock at stated maturity, (ii) want the right to exchange their securities prior to maturity for the shares of the underlying stock at the exchange ratio (or, at our option, the cash value of such shares), subject to our right to redeem the securities, (iii) accept the risk of receiving no positive return on the securities if the underlying stock does not appreciate sufficiently during the term of the securities, (iv) understand that there is no assurance that they will be repaid the original offering price of their securities unless they hold them to maturity and (v) are willing to accept the credit risk of Wells Fargo & Company.

The securities are not designed for, and may not be a suitable investment for, investors who (i) prefer investments that pay interest or other current income, or otherwise provide for a certain positive return, (ii) are unwilling to accept the credit risk of Wells Fargo & Company or (iii) prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

What will I receive if I sell the securities prior to maturity?

The market value of the securities may fluctuate between the date you purchase them and the maturity date. Several factors and their interrelationship will influence the market value of the securities, including the market price of the underlying stock, the dividend yield on the underlying stock, the time remaining to maturity of the securities, interest and yield rates in the market and the volatility of the market price of the underlying stock. Depending on the impact of these factors, you may receive less than the original offering price of the securities in any sale of your securities. For more details, see “Risk Factors — Many Factors Affect The Market Value Of The Securities”.

What is the role of the underlying stock issuer in the securities?

The underlying stock issuer has no obligations relating to the securities or amounts to be paid to you, including no obligation to take our needs or your needs into consideration for any reason. The underlying stock issuer will not receive any of the proceeds of the offering of the securities, is not responsible for, and has not participated in, the offering of the securities and is not responsible for, and will not participate in, the determination or calculation of the amounts payable on the securities. We are not affiliated with the underlying stock issuer.

How has the underlying stock performed historically?

You can find a table with the high, low and period-end closing price per share of the underlying stock during each calendar quarter from calendar year 2003 to the present in the section entitled “The Underlying Stock — Historical Data” in this pricing supplement. We have provided this historical information to help you evaluate the behavior of the underlying stock in the recent past; however, past performance of the underlying stock is not indicative of how it will perform in the future.

What about taxes?

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, the securities will be characterized and treated as debt instruments subject to the special rules governing contingent payment debt instruments for United States federal income tax purposes. Any gain you may recognize upon the sale, exchange, redemption or maturity of the securities will be taxed as ordinary income. Any loss you may recognize upon the sale, exchange, redemption or maturity of the securities will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the securities, and thereafter, capital loss. We urge you to read the discussion entitled “United States Federal Income Tax Considerations” below for a more detailed discussion of the rules governing contingent payment debt instruments, and we also urge you to discuss the tax consequences of your investment in the securities with your tax advisor.

Under the rules governing contingent payment debt instruments, you will generally be required to accrue interest on the securities in accordance with the comparable yield for the securities. We have determined that the comparable yield for the securities is equal to 1.95% per annum, compounded semi-annually, with a projected payment at maturity of $1,083.71 based on an investment of $950. Based on the comparable yield, if you are an initial holder that holds the securities until the stated maturity date and you pay your taxes on a calendar-year basis, we have determined that you will generally be required to include the following amounts in ordinary income for each $950 investment in the securities each year: $13.49 in 2013, $18.86 in 2014, $19.22 in 2015, $19.65 in 2016, $19.98 in 2017, $20.37 in 2018, $20.77 in 2019 and $1.37 in 2020. However, in 2020, the amount of ordinary income that you will be required to pay taxes on from owning each $950 investment in the securities may be greater or less than $1.37, depending upon the amount you receive on the stated maturity date. If the amount you receive on the stated maturity date is greater than $1,083.71 for each $950 investment in the securities, you will be required to increase the amount of ordinary income that you recognize in 2020 by an amount that is equal to such excess. Conversely, if the amount you receive on the stated maturity date is less than $1,083.71 for an investment of $950, you would decrease the amount of ordinary income that you recognize in 2020 by an amount equal to such difference. If the amount you receive on the stated maturity date is less than $1,082.34 for each $950 investment in the securities, you will recognize an ordinary loss in 2020.

If you are a secondary purchaser of the securities, the tax consequences to you may be different.

Will the securities be listed on a stock exchange?

No, the securities will not be listed on any securities exchange or automated quotation system.

Are there any risks associated with my investment?

Yes, an investment in the securities is subject to significant risks, including the risk of loss of some or all of the original offering price of the securities. We urge you to read the detailed explanation of risks in “Risk Factors” beginning on page PS-6.

RISK FACTORS

An investment in the securities is subject to the risks described below. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying stock to which your securities are linked. You should carefully consider whether the securities are suited to your particular circumstances.

The Securities Will Not Pay Any Interest And Do Not Guarantee Any Positive Return.

Unlike ordinary debt securities, the securities will not pay any interest. Accordingly, you will not receive any positive return on your investment in the reopened securities unless (i) the value of the underlying stock appreciates from the reopening stock price to such a degree that the value of a number of shares of underlying stock equal to the exchange ratio exceeds the original offering price and (ii) you exchange your securities or we redeem them or the final exchange date occurs at a time when the underlying stock has so appreciated. On the reopening pricing date, the value of a number of shares of underlying stock equal to the exchange ratio is significantly less than the original offering price of the securities. The underlying stock must appreciate by at least 49.15% from the reopening stock price in order for the value of a number of shares of underlying stock equal to the exchange ratio to exceed the original offering price. If the underlying stock does not appreciate by at least 49.15% from the reopening stock price over the term of the securities or you do not exchange your securities or we do not redeem them at a time when the underlying stock has so appreciated, you will receive no return on your investment in the securities.

Your Yield May Be Lower Than The Yield On A Standard Debt Security Of Comparable Maturity.

The yield that you will receive on your reopened securities may be less than you could earn on other investments. Even if the underlying stock appreciates sufficiently to enable you to earn a positive return on the reopened securities on exchange or redemption or at maturity, your effective yield may nevertheless be less than the yield you would earn if you bought a standard senior debt security of Wells Fargo with the same issue price and the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

There Is No Assurance That You Will Be Repaid The Original Offering Price Unless You Hold Your Securities To Maturity.

You will be entitled under the securities to be repaid the original offering price only if you hold your securities to maturity (or earlier redemption). If you exchange or sell your securities at any time prior to maturity, you may receive shares or cash worth significantly less than the original offering price of your securities. The term of the securities is approximately six years and nine months.

Under No Circumstances Will Your Payment On The Securities Be Based On The Stated Principal Amount Per Security of $1,000.

At stated maturity or earlier redemption, we will pay you for each security you hold an amount in cash equal to the greater of the principal return amount of $950 and parity, as determined on the final exchange date or the redemption determination date, as the case may be. Under no circumstances, whether under an event of default, exchange, redemption or at maturity, will your payment on the securities be based upon the stated principal amount per security of $1,000.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party, and any amounts payable under the securities are subject to our creditworthiness. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

Structuring And Development Costs, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Securities.

Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be lower than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, structuring and development costs, offering expenses and the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. The price at which the agent or any other potential buyer may be willing to buy your securities will also be affected by the market and other conditions discussed in the next risk factor.

Many Factors Affect The Market Value Of The Securities.

The market value of the securities will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the market value of the securities caused by another factor and that the effect of one factor may exacerbate the decrease in the market value of the securities caused by another factor. The following paragraphs describe the expected impact on the market value of the securities given a change in a specific factor, assuming all other conditions remain constant.

The market price of the underlying stock is expected to affect the market value of the securities

We expect that the market value of the securities on any given date will depend substantially on the market price of the underlying stock at that time. If you choose to sell your securities when parity is not sufficiently above reopening parity, you may have to sell them at a substantial discount compared to the original offering price.

Changes in the volatility of the underlying stock are expected to affect the market value of the securities

Volatility is the term used to describe the size and frequency of price and/or market fluctuations. If the volatility of the underlying stock increases or decreases, the market value of the securities may be adversely affected.

Changes in the levels of interest rates are expected to affect the market value of the securities

We expect that changes in interest rates, even if they do not affect the market price of the underlying stock as described above, may affect the market value of the securities and may be adverse to holders of the securities.

Changes in the dividend yield of the underlying stock may affect the market value of the securities

If the dividend yield on the underlying stock decreases, the market value of the securities may be adversely affected since any decrease in the regular quarterly dividend paid on the underlying stock will decrease proportionately the exchange ratio.

Changes in our credit ratings may affect the market value of the securities

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the market value of the securities. However, because the return on your securities is dependent upon factors in addition to our ability to pay our obligations under the securities, such as changes in the market price of the underlying stock, an improvement in our credit ratings will not reduce the other investment risks related to the securities.

The time remaining to maturity may affect the value of the securities

The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current market price of the underlying stock. This difference will most likely reflect a discount due to expectations and uncertainty concerning the market price of the underlying stock during the period of time still remaining to the maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that could be payable at maturity based on the then-current market price of the underlying stock.

Changes in geopolitical, economic, financial and other conditions may affect the market price of the underlying stock

In general, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the market price of the underlying stock may affect the value of the securities.

Your Return On The Securities Could Be Less Than If You Owned The Underlying Stock.

Your return on the securities will not reflect the return you would realize if you actually owned the underlying stock and received the dividends paid on the underlying stock.

You Will Not Have Any Shareholder Rights.

Investing in the securities is not equivalent to investing in the underlying stock. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.

The Securities May Become Exchangeable Into The Common Stock Of Companies Other Than The Issuer Of The Underlying Stock.

Following certain corporate events relating to the underlying stock, such as a stock-for-stock merger where the underlying stock issuer is not the surviving entity, the shares of a successor corporation to the underlying stock issuer will be substituted for the underlying stock for all purposes of the securities. Following certain other corporate events relating to the underlying stock in which holders of the underlying stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving the underlying stock issuer, or a liquidation of the underlying stock issuer), the common stock of another company in the same industry group as the underlying stock issuer will be substituted for the underlying stock for all purposes of the securities. In the event of such a corporate event, the equity-linked nature of the securities would be significantly altered. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section entitled “Specific Terms of the Securities — Adjustment Events.” The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the securities.

We Cannot Control Actions By The Underlying Stock Issuer.

Actions by the underlying stock issuer may have an adverse effect on the price of its stock and the value of the securities. We are not affiliated with the underlying stock issuer. The underlying stock issuer is not involved in the offering of the securities and has no obligations with respect to the securities, including any obligation to take our interests or your interests into consideration for any reason. The underlying stock issuer will not receive any of the proceeds of the offering of the securities made hereby and is not responsible for, and has not participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. The underlying stock issuer is not involved with the administration, marketing or trading of the securities and has no obligations with respect to the amounts payable on the securities.

We And Our Affiliates Have No Affiliation With The Underlying Stock Issuer And Have Not Independently Verified Its Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the underlying stock issuer. This pricing supplement relates only to the securities and does not relate to the underlying stock. The material provided herein concerning the underlying stock issuer is derived from publicly available documents concerning such company. Neither we nor the agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the underlying stock issuer. Furthermore, neither we nor the agent knows whether the underlying stock issuer has disclosed all events occurring before the date of this pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value of the securities and the amount payable on the securities. You, as an investor in the securities, should make your own investigation into the underlying stock issuer.

In addition, there can be no assurance that the underlying stock issuer will continue to be subject to the reporting requirements of the Exchange Act and will distribute any reports, proxy statements, and other information required thereby to its shareholders. In the event that the underlying stock issuer ceases to be subject to such reporting requirements and the securities continue to be outstanding, pricing information for the securities may be more difficult to obtain and the value and liquidity of the securities may be adversely affected. Neither we nor the agent are responsible for the public disclosure of information by the underlying stock issuer, whether contained in filings with the SEC or otherwise.

You Have Limited Antidilution Protection.

The calculation agent will, in its sole discretion, adjust the exchange ratio for certain events affecting the underlying stock, such as stock splits and stock dividends, and certain other corporate actions involving the underlying stock issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments to the exchange ratio if the underlying stock issuer or anyone else makes a partial tender or partial exchange offer for the underlying stock. Consequently, this could affect the market value of the securities. See “Specific Terms of the Securities — Adjustment Events” for a description of the general circumstances in which the calculation agent will make adjustments to the exchange ratio.

Historical Performance Of The Underlying Stock Should Not Be Taken As Indications Of Its Future Performance During The Term Of The Securities.

It is impossible to predict whether the market price of the underlying stock will rise or fall. The underlying stock has performed differently in the past and is expected to perform differently in the future. The market price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors that can affect the underlying stock issuer. Accordingly, any historical performance of the underlying stock does not provide an indication of the future performance of the underlying stock. See “The Underlying Stock” for a description of the underlying stock issuer and historical data on the underlying stock.

Purchases And Sales By Us And Our Affiliates May Affect The Return On The Securities.

We or one or more of our affiliates may hedge our obligations under the securities by purchasing the underlying stock, futures or options on the underlying stock or other derivative instruments with returns linked or related to changes in the market price of the underlying stock, and we may adjust these hedges by, among other things, purchasing or selling the underlying stock, futures, options or other derivative instruments with returns linked to the underlying stock at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the underlying stock and, therefore, the market value of the securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Potential Conflicts Of Interest Could Arise.

Our subsidiary, Wells Fargo Securities, LLC, is the calculation agent for purposes of calculating the underlying stock price and the exchange ratio. Under certain circumstances, Wells Fargo Securities, LLC’s role as our subsidiary and its responsibilities as calculation agent for the securities could give rise to conflicts of interest.

We or one or more of our affiliates may, at present or in the future, publish research reports on the underlying stock. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the market price of the underlying stock and, therefore, the value of the securities.

In addition, we or one or more of our affiliates may, at present or in the future, engage in business with the underlying stock issuer, including making loans to (and exercising creditors’ remedies with respect to such loans), making equity investments in or providing investment banking, asset management or other advisory services to the underlying stock issuer. These activities may present a conflict between us and our affiliates and you. In the course of that business, we or any of our affiliates may acquire non-public information about the underlying stock issuer. If we or any of our affiliates does acquire such non-public information, we are not obligated to disclose such non-public information to you.

U.S. Taxpayers Will Be Required To Pay Taxes On The Securities Each Year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, the securities will be treated as debt instruments subject to the special rules governing contingent payment debt instruments for United States federal income tax purposes. Assuming such treatment is respected, if you are a U.S. person, you will generally be required to pay taxes on ordinary income from the securities over their term based on the comparable yield for the securities. These rules will generally have the effect of requiring you to include increasing amounts of income in respect of the securities prior to your receipt of cash or stock attributable to that income. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be.

In addition, any gain you may recognize upon the sale, exchange, redemption or maturity of the securities will be taxed as ordinary income. Any loss you may recognize upon the sale, exchange, redemption or maturity of the securities will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the securities, and thereafter, capital loss.

If you are a secondary purchaser of the securities, the tax consequences to you may be different.

We urge you to read the discussion entitled “United States Federal Income Tax Considerations” below for a more detailed discussion of the rules governing contingent payment debt instruments, and we also urge you to discuss the tax consequences of your investment in the securities with your tax advisor.

SPECIFIC TERMS OF THE SECURITIES

The securities are part of a series of debt securities, entitled “Medium-Term Notes, Series K,” that we may issue under the indenture from time to time as described in the accompanying prospectus. The securities are also “debt securities” as described in the accompanying prospectus supplement.

The securities offered by this pricing supplement (the “reopened securities”) will be a further issuance of, and form a single tranche with, and have the same terms as the $8,000,000 aggregate stated principal amount of securities issued by Wells Fargo & Company on April 10, 2013 (the “original securities”) pursuant to Amended and Restated Pricing Supplement No. 314 dated April 3, 2013 to the Prospectus Supplement dated April 13, 2012 and the Prospectus dated April 13, 2012. The reopened securities will have the same CUSIP number as the original securities, will trade interchangeably with the original securities immediately upon settlement and will increase the aggregate stated principal amount of the tranche of the securities to $11,100,000. References to the “securities” will collectively refer to the reopened securities and the original securities.

This pricing supplement summarizes specific terms that apply to the securities. Terms that apply generally to all Medium-Term Notes, Series K, are described in “Description of Notes” in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus supplement and, if the terms described there are inconsistent with those described here, the terms described here are controlling.

References herein to “holders” mean those who own securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not indirect holders who own beneficial interests in securities registered in street name or in securities issued in book- entry form through The Depository Trust Company. Please review the special considerations that apply to indirect holders in the accompanying prospectus supplement, under “Description of Notes – Book-Entry, Delivery and Form.”

We describe the terms of the securities in more detail below.

Interest

We will not make any interest payments on the securities.

Parity

Parity on any trading day equals the exchange ratio multiplied by the closing price of the underlying stock, each determined as of such trading day by the calculation agent. Parity on the date the reopened securities were priced for initial sale to the public (the “reopening pricing date”), which we refer to as “reopening parity,” equals the exchange ratio multiplied by $426.24 (the “reopening stock price”), or $636.95, which is less than the original offering price of each security and is less than parity on the date the original securities were priced for initial sale to the public.

Underlying Stock

The “underlying stock” is the common stock of Apple Inc. (the “underlying stock issuer”).

The table below indicates the ticker symbol for the underlying stock, the primary national securities exchange on which the underlying stock is listed, the exchange ratio, the reopening stock price of the underlying stock and reopening parity.

Underlying Stock Issuer	Ticker Symbol	Listing Exchange	Exchange Ratio	Reopening Stock Price	Reopening Parity

Apple Inc.	AAPL	NASDAQ	1.49434	$426.24	$636.95

If, as a result of any event described under “ — Adjustment Events” below, the securities are exchangeable into equity securities other than the shares of the underlying stock issuer, “underlying stock” shall include such other securities. For additional details on adjustments, see “ — Adjustment Events” below.

Payment at Stated Maturity

On January 24, 2020 (the “stated maturity date”), if you have not previously exchanged your securities or we have not redeemed the securities, we will pay you for each security you hold an amount in cash equal to the greater of the “principal return amount” of $950 and parity, as determined on the fifth trading day prior to the stated maturity date (the “final exchange date”).

If a market disruption event occurs or is continuing with respect to the underlying stock on the final exchange date and you do not exercise your right to exchange your securities, such final exchange date, solely for purposes of determining parity as described in the immediately preceding paragraph, will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing. If such first succeeding trading day has not occurred as of the eighth scheduled trading day after the scheduled final exchange date, that eighth scheduled trading day shall be deemed the final exchange date. If the final exchange date has been postponed eight scheduled trading days after the scheduled final exchange date and such eighth scheduled trading day is not a trading day, or if a market disruption event occurs or is continuing with respect to the underlying stock on such eighth scheduled trading day, the calculation agent will determine the closing price of the underlying stock on such eighth scheduled trading day using its good faith estimate of the closing price that would have prevailed for the underlying stock on such date. For the avoidance of doubt, in no circumstances will you have the right to exercise your exchange right on any date following the originally scheduled final exchange date.

If a market disruption event has occurred or is continuing on the final exchange date and you do not exercise your right to exchange your securities, and such final exchange date, for purposes of determining parity, is postponed so that it falls less than three business days prior to the stated maturity date, the stated maturity date will be postponed to the third business day following the final exchange date as postponed.

Exchange Right

Beginning April 22, 2013 to and including the earlier of (i) the trading day prior to the redemption notice date, if applicable, and (ii) the final exchange date, you may exchange each security for a number of shares of the underlying stock equal to the exchange ratio as it may have been adjusted through the exchange settlement date (or, at our option, the cash value of a number of shares of the underlying stock equal to the exchange ratio as it may have been adjusted through the exchange notice date, based on the closing price of the underlying stock on the exchange notice date), subject to our right to redeem all of the securities on any day from and including January 26, 2018.

The “exchange ratio” is equal to 1.49434 on the reopening pricing date. The exchange ratio will remain constant for the term of the securities unless adjusted for certain corporate events relating to the issuer of the underlying stock. See “Specific Terms of the Securities — Adjustment Events”.

When you exchange your securities, the calculation agent will determine the exact number of shares of the underlying stock you will receive based on the stated principal amount of the securities you exchange and the exchange ratio as it may have been adjusted through the exchange settlement date. Since the securities will be held only in book-entry form, you may exercise your exchange right only by acting through your participant at DTC, whose nominee is the registered holder of the securities. Accordingly, as a beneficial owner of securities, if you desire to exchange all or any portion of your securities you must instruct the participant through which you own your interest to exercise the exchange right on your behalf.

To exchange a security on any day, you must instruct your broker or other person with whom you hold your securities to take the appropriate steps through normal clearing system channels. Your book-entry interest in the securities must be transferred to Wells Fargo Bank, N.A., the paying agent for the securities, on the day we deliver your shares or pay cash to you, as described below. In addition, you must give us notice of exchange as follows:

•	fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement; and

•	deliver your Official Notice of Exchange to us before 11:00 A.M., New York City time on the day you notify us of your exercise of the exchange right (the “exchange notice date”).

In order to ensure that the instructions are received by us on a particular day, you must instruct the participant through which you own your interest before that participant’s deadline for accepting instructions from their customers. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of securities, you should consult the participant through which you own your interest for the relevant deadline. If you give us your Official Notice of Exchange after 11:00 A.M., New York City time, on any trading day or at any time on a day that is not a trading day, your notice will not become effective until the next trading day, and such next trading day will be the exchange notice date. All instructions given to us by participants on your behalf relating to the right to exchange the securities will be irrevocable. In addition, at the time instructions are given, you must direct the participant through which you own your interest to transfer its book entry interest in the related securities, on DTC’s records, to the paying agent on our behalf. See “Description of Notes — Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

You must exchange your securities in $1,000 stated principal amount minimum increments at a time.

You will no longer be able to exchange your securities if we redeem the securities.

Upon any such exchange, we may, at our sole option, either deliver such shares of the underlying stock or pay an amount in cash equal to parity on the exchange notice date, as determined by the calculation agent, in lieu of the underlying stock.

We will, or will cause the calculation agent to, deliver such shares of the underlying stock or cash to the paying agent for delivery to you on the third business day after the exchange notice date, upon delivery of your securities to the paying agent. The “exchange settlement date” will be the third business day after the exchange notice date, or, if later, the day on which your securities are delivered to the paying agent.

The term “trading day” means a day, as determined by the calculation agent, on which trading is generally conducted on the principal trading market for the underlying stock (as determined by the calculation agent, in its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the- counter market for equity securities in the United States.

If upon exchange of the securities we deliver shares of the underlying stock, we will pay cash in lieu of delivering any fractional share of the underlying stock in an amount equal to the value of such fractional shares based on the closing price of the underlying stock as determined by the calculation agent on the trading day before the exchange settlement date.

Redemption Right

We may redeem the securities, in whole but not in part, for settlement on any day from and including January 26, 2018, to and including the stated maturity date, for an amount in cash per security equal to the greater of (i) the principal return amount of $950 and (ii) parity determined by the calculation agent on the trading day prior to the redemption notice date (the “redemption determination date”).

If we redeem the securities, we will specify the redemption date in our notice of redemption. The redemption date will be 10 days following the day on which we give our notice of redemption (the “redemption notice date”), unless the 10th day following the redemption notice date is not a business day, in which case the redemption date will be the immediately following day that is a business day.

If we decide to redeem the securities, you will no longer be able to exercise your exchange right.

Closing Price

The closing price for one share of the underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•

if the underlying stock (or any such other security) is listed or admitted to trading on a national securities exchange (other than The NASDAQ Stock Market LLC (the “NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act on which the underlying stock (or any such other security) is listed or admitted to trading;

•	if the underlying stock (or any such other security) is a security of the NASDAQ, the official closing price published by the NASDAQ on such day; or

•

if the underlying stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (the “FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the underlying stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.

If the last reported sale price or the official closing price published by the NASDAQ, as applicable, for the underlying stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price per share for any trading day will be the mean, as determined by the calculation agent, of the bid price for the underlying stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Wells Fargo Securities, LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board Service” will include any successor service thereto.

Market Disruption Event

A market disruption event means the occurrence or existence of any of the following events:

•

a suspension, absence or material limitation of trading in the underlying stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

a suspension, absence or material limitation of trading in option or futures contracts relating to the underlying stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

the underlying stock does not trade on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or what was the primary market for the underlying stock, as determined by the calculation agent in its sole discretion; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect.

The following events will not be market disruption events:

•

a limitation on the hours or number of days of trading in the underlying stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying stock.

For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for the underlying stock or option or futures contracts relating to the underlying stock, as applicable, by reason of any of:

•	a price change exceeding limits set by that market;

•	an imbalance of orders relating to the underlying stock or those contracts; or

•	a disparity in bid and asked quotes relating to the underlying stock or those contracts will constitute a “suspension, absence or material limitation of trading” in the underlying stock or those contracts, as the case may be, in the applicable market.

Events of Default and Acceleration

In case an event of default with respect to any securities has occurred and is continuing, the amount payable to a beneficial owner of a security upon any acceleration permitted by the securities, with respect to each $1,000 stated principal amount of each security, will be equal to the greater of (i) the principal return amount of $950 and (ii) parity determined by the calculation agent on the date of acceleration. If a bankruptcy proceeding is commenced in respect of Wells Fargo, the claim of the beneficial owner of a security may be limited to a lesser amount.

In case of default in payment of the securities, whether at their maturity or upon exchange, redemption or acceleration, the securities will not bear a default interest rate.

Adjustment Events

The exchange ratio of the underlying stock is subject to adjustment by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the underlying stock and, consequently, the value of your securities, such as a tender or exchange offer by the underlying stock issuer for the underlying stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of the underlying stock. We describe the risks relating to dilution above under “Risk Factors — You Have Limited Antidilution Protection.”

How adjustments will be made

If one of the events described below occurs with respect to the underlying stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of that underlying stock, the calculation agent will calculate a corresponding adjustment to the exchange ratio for that underlying stock as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the exchange ratio for that underlying stock will be adjusted by the calculation agent by multiplying the existing exchange ratio by a fraction whose numerator is the number of shares of the underlying stock outstanding immediately after the stock split and whose denominator is the number of shares of the underlying stock outstanding immediately prior to the stock split. Consequently, the exchange ratio will be adjusted to double the prior exchange ratio, due to the corresponding decrease in the market price of the underlying stock. Adjustments will be made for events with an effective date or ex-dividend date, as applicable, from but excluding the date the original securities were priced for initial sale to the public to and including (i) if you exchange your securities and we deliver shares of underlying stock to you on the exchange settlement date, the exchange settlement date or (ii) in all other circumstances, the exchange notice date, the redemption determination date or the final exchange date, as applicable (the “adjustment period”).

The calculation agent will also determine the effective date of that adjustment, and the replacement of the underlying stock, if applicable, in the event of a consolidation or merger or certain other events in respect of the underlying stock issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the paying agent, stating the adjustment to the exchange ratio. In no event, however, will an antidilution adjustment to the exchange ratio during the term of the securities be deemed to change the stated principal amount per security.

If more than one event requiring adjustment occurs with respect to the underlying stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the exchange ratio for the second event, applying the required adjustment to the exchange ratio as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the exchange ratio unless the adjustment would result in a change to the exchange ratio then in effect of at least 0.10%. The exchange ratio resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an antidilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event. The calculation agent may, in its sole discretion, modify the antidilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by an underlying stock issuer organized outside the United States, such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the United States and the jurisdiction of organization of the underlying stock issuer, as determined by the calculation agent, in its sole discretion.

No adjustments will be made for certain other events, such as offerings of common stock by the underlying stock issuer for cash or in connection with the occurrence of a partial tender or exchange offer for the underlying stock by the underlying stock issuer or any other person.

Ordinary Dividend Adjustments

In addition to any adjustments to the exchange ratio described elsewhere in this section, the exchange ratio will be adjusted for changes in the regular quarterly cash dividend payable to holders of the underlying stock relative to the base quarterly dividend (as defined below). If the underlying stock issuer pays a regular quarterly cash dividend for which the ex-dividend date is within the adjustment period and the amount of such regular quarterly cash dividend (the “current quarterly dividend”) is greater than or less than the base quarterly dividend, the exchange ratio will be adjusted (an “ordinary dividend adjustment”) on such ex-dividend date so that the new exchange ratio will equal the prior exchange ratio multiplied by the ordinary dividend adjustment factor. If the underlying stock issuer declares that it will pay no dividend in any quarter, other than in connection with a payment period adjustment, an adjustment will be made in accordance with this paragraph on the date corresponding to the ex-dividend date in the immediately prior dividend payment period during which a regular quarterly cash dividend was paid. If a reorganization event occurs, no ordinary dividend adjustment will be made in respect of any new stock, successor stock or replacement stock.

The “ordinary dividend adjustment factor” will equal a fraction, the numerator of which is the closing price of the underlying stock on the trading day preceding the ex-dividend date for the payment of the current quarterly dividend (such closing price, the “ordinary dividend base closing price”), and the denominator of which is the amount by which the ordinary dividend base closing price of the underlying stock on the trading day preceding the ex-dividend date exceeds the dividend differential.

The “dividend differential” equals the amount of the current quarterly dividend minus the base quarterly dividend.

The “base quarterly dividend” means a quarterly dividend of $2.65 per share; provided that (i) if there occurs any corporate event that requires an adjustment to the exchange ratio as described in this section or (ii) the underlying stock issuer effects a change in the periodicity of its dividend payments (e.g., from quarterly payments to semi-annual payments) (a “payment period adjustment”), then in each case the calculation agent will make an appropriate adjustment to the base quarterly dividend with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If the underlying stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the exchange ratio for that underlying stock to equal the product of the prior exchange ratio for that underlying stock and the number of shares issued in such stock split or reverse stock split with respect to one share of that underlying stock.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If the underlying stock is subject to a stock dividend payable in shares of such stock that is given ratably to all holders of shares of that underlying stock, then once the dividend has become effective the calculation agent will adjust the exchange ratio for that underlying stock on the ex-dividend date to equal the sum of the prior exchange ratio for that underlying stock and the product of:

•	the number of shares issued with respect to one share of that underlying stock, and

•	the prior exchange ratio for that underlying stock.

The “ex-dividend date” for any dividend or other distribution is the first day on and after which such underlying stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

The exchange ratio will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to the underlying stock, other than:

•	ordinary dividend adjustments described above,

•	stock dividends described above,

•	issuances of transferable rights and warrants as described in “ — Transferable Rights and Warrants” below,

•	distributions that are spin-off events described in “ — Reorganization Events” below, and

•	extraordinary dividends described below.

An “extraordinary dividend” means each of (a) the full amount per share of the underlying stock of any cash dividend or special dividend or distribution that is identified by the underlying stock issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the underlying stock issuer as an extraordinary or special dividend or distribution) distributed per share of the underlying stock over the immediately preceding cash dividend or other cash distribution, if any, per share of the underlying stock that did not include an extraordinary dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this section, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5.00% of the closing price of that underlying stock on the trading day preceding the ex-dividend date for the payment of such cash dividend or other cash distribution (such closing price, the “extraordinary dividend base closing price”) and (c) the full cash value of any non-cash dividend or distribution per share of the underlying stock (excluding marketable securities, as defined below).

If the underlying stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the exchange ratio for the underlying stock on the ex-dividend date to equal the product of:

•	the prior exchange ratio for the underlying stock, and

•

a fraction, the numerator of which is the extraordinary dividend base closing price of the underlying stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the extraordinary dividend base closing price of the underlying stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

Notwithstanding anything herein, the initiation by the underlying stock issuer of an ordinary dividend on the underlying stock or any announced increase in the ordinary dividend on the underlying stock will not constitute an extraordinary dividend requiring an adjustment.

To the extent an extraordinary dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the calculation agent, in its sole discretion. A distribution on the underlying stock that is a dividend payable in shares of that underlying stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of the underlying stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the underlying stock issuer issues transferable rights or warrants to all holders of the underlying stock to subscribe for or purchase that underlying stock at an exercise price per share that is less than the closing price of that underlying stock on the trading day before the ex-dividend date for the issuance, then the exchange ratio for that underlying stock will be adjusted to equal the product of:

•	the prior exchange ratio for that underlying stock, and

•

a fraction, (1) the numerator of which will be the number of shares of that underlying stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of that underlying stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of that underlying stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of that underlying stock (referred to herein as the “additional shares”) that the aggregate offering price of the total number of shares of that underlying stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

•

the product of (1) the total number of additional shares of that underlying stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

•	the closing price of that underlying stock on the trading day before the ex-dividend date for the issuance.

If the number of shares of the underlying stock actually delivered in respect of the rights or warrants differs from the number of shares of the underlying stock offered in respect of the rights or warrants, then the exchange ratio for that underlying stock will promptly be readjusted to the exchange ratio for that underlying stock that would have been in effect had the adjustment been made on the basis of the number of shares of the underlying stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event:

•	the underlying stock is reclassified or changed (other than in a stock split or reverse stock split),

•

the underlying stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of the underlying stock are exchanged for or converted into other property,

•	a statutory share exchange involving outstanding shares of the underlying stock and the securities of another entity occurs, other than as part of an event described above,

•	the underlying stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

•

the underlying stock issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or

•

the underlying stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of the underlying stock.

Adjustments for Reorganization Events

If a reorganization event occurs, then the calculation agent will adjust the exchange ratio to reflect the amount and type of property or properties—whether cash, securities, other property or a combination thereof—that a holder of one share of the underlying stock would have been entitled to receive in relation to the reorganization event. We refer to this new property as the “reorganization property.”

Reorganization property can be classified into two categories:

•

an equity security listed on a national securities exchange, which we refer to generally as a “marketable security” and, in connection with a particular reorganization event, “new stock,” which may include any tracking stock, spinoff stock or any marketable security received in exchange for the underlying stock; and

•

cash and any other property, assets or securities other than marketable securities (including equity securities that are not listed, that are traded over the counter or that are listed on a non-U.S. securities exchange), which we refer to as “non-stock reorganization property.”

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the reorganization property. For purposes of valuing any new stock, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent will value non-stock reorganization property in any manner it determines, in its sole discretion, to be appropriate. In connection with a reorganization event in which reorganization property includes new stock, for the purpose of determining the exchange ratio for any new stock as described below, the term “new stock reorganization ratio” means the product of (i) the number of shares of the new stock received with respect to one share of the underlying stock and (ii) the exchange ratio for the underlying stock on the trading day immediately prior to the effective date of the reorganization event.

If a holder of shares of the underlying stock may elect to receive different types or combinations of types of reorganization property in the reorganization event, the reorganization property will consist of the types and amounts of each type distributed to a holder of shares of that underlying stock that makes no election, as determined by the calculation agent in its sole discretion.

If any reorganization event occurs, then on and after the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) the term “underlying stock” in this pricing supplement will be deemed to mean the following, and for each share of underlying stock, new stock and/or replacement stock so deemed to constitute underlying stock, the exchange ratio will be equal to the applicable number indicated:

(a)	if the underlying stock continues to be outstanding:

(1)	that underlying stock (if applicable, as reclassified upon the issuance of any tracking stock) at the exchange ratio in effect for that underlying stock on the trading day immediately prior to the effective date of the reorganization event; and

(2)	if the reorganization property includes new stock, a number of shares of new stock equal to the new stock reorganization ratio;

provided that, if any non-stock reorganization property is received in the reorganization event, the results of (a)(1) and (a)(2) above will each be multiplied by the “gross-up multiplier,” which will be equal to a fraction, the numerator of which is the closing price of the underlying stock on the trading day immediately prior to the effective date of the reorganization event and the denominator of which is the amount by which such closing price of the underlying stock exceeds the value of the non-stock reorganization property received per share of underlying stock as determined by the calculation agent as of the close of trading on such trading day; or

(b)	if the underlying stock is surrendered for reorganization property:

(1)	that includes new stock, a number of shares of new stock equal to the new stock reorganization ratio; provided that, if any non-stock reorganization property is received in the reorganization event, such number will be multiplied by the gross-up multiplier; or

(2)	that consists exclusively of non-stock reorganization property:

(i)	if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (“predecessor stock”) in connection with such reorganization event (in either case of (A) or (B), the “successor stock”), a number of shares of the successor stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event equal to the exchange ratio in effect for the underlying stock on the trading day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock reorganization property per share of the underlying stock on such trading day and the denominator of which is the closing price of the successor stock on such trading day (or, in the case of predecessor stock, the closing price of the predecessor stock multiplied by the number of shares of the successor stock received with respect to one share of the predecessor stock); or

(ii)	if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a “replacement stock event”), a number of shares of replacement stock (selected as defined below) with an aggregate value on the effective date of such reorganization event equal to the value of the non-stock reorganization property multiplied by the exchange ratio in effect for the underlying stock on the trading day immediately prior to the effective date of such reorganization event.

If a reorganization event occurs with respect to the shares of the underlying stock and the calculation agent adjusts the exchange ratio to reflect the reorganization property in the event as described above, the calculation agent will make further antidilution adjustments for any later events that affect the reorganization property, or any component of the reorganization property, comprising the new exchange ratio. The calculation agent will do so to the same extent that it would make adjustments if the shares of that underlying stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of that underlying stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of that underlying stock.

For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving reorganization property of a particular type, reorganization property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such reorganization property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to reorganization property in which an offeree may elect to receive cash or other property, reorganization property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above or in “—

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility” below, the amount of shares of the underlying stock or cash, as applicable, payable on each security upon exchange or redemption or at maturity will be determined by reference to a replacement stock and an exchange ratio (subject to any further antidilution adjustments) for such replacement stock as determined in accordance with the following paragraphs.

The “replacement stock” will be the stock having the closest “option period volatility” to the underlying stock among the stocks that then comprise the replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same GICS Code (as defined below) as the underlying stock issuer; provided, however, that a replacement stock will not include (i) any stock that is subject to a trading restriction under the trading restriction policies of Wells Fargo, the hedging counterparties of Wells Fargo or any of their affiliates that would materially limit the ability of Wells Fargo, the hedging counterparties of Wells Fargo or any of their affiliates to hedge the securities with respect to such stock or (ii) any stock for which the aggregate number of shares to be referenced (equal to the product of (a) the exchange ratio that would be in effect immediately after selection of such stock as the replacement stock and (b) the number of the securities outstanding) exceeds 25% of the ADTV (as defined in Rule 100(b) of Regulation M under the Exchange Act) for such stock as of the effective date of the replacement stock event (an “excess ADTV stock”).

If a replacement stock is selected in connection with a reorganization event, the exchange ratio with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the effective date of such reorganization event, equal to the product of (a) the value of the non-stock reorganization property received per share of underlying stock and (b) the exchange ratio in effect for the underlying stock on the trading day immediately prior to the effective date of such reorganization event. If replacement stock is selected in connection with an ADS termination event (as defined below), the exchange ratio with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the change date (as defined below), equal to the product of (x) the closing price of the underlying stock on the change date and (y) the exchange ratio in effect for the underlying stock on the trading day immediately prior to the change date.

The “option period volatility” means, in respect of any trading day, the volatility (calculated by referring to the closing price of the underlying stock on its primary exchange) for a period equal to the 125 trading days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.

“GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the underlying stock issuer; provided, however, if (i) there is no other stock in the replacement stock selection index in the same GICS sub-industry or (ii) a replacement stock (a) for which there is no trading restriction and (b) that is not an excess ADTV stock cannot be identified from the replacement stock selection index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to the underlying stock issuer. If no GICS Code has been assigned to the underlying stock issuer, the applicable GICS Code will be determined by the calculation agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as the underlying stock issuer at the time of the relevant replacement stock event.

The “replacement stock selection index” means the S&P 500® Index.

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility. If the underlying stock is an ADS and the underlying stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by the FINRA, or if the American depositary receipt facility between the underlying stock issuer and the depositary is terminated for any reason (each, an “ADS termination event”), then, on the last trading day on which the underlying stock is listed or admitted to trading or the last trading day immediately prior to the date of such termination, as applicable (the “change date”), a replacement stock event shall be deemed to occur.

THE UNDERLYING STOCK

The underlying stock is the common stock of Apple Inc.

Apple Inc.

Apple Inc. (“Apple”) has disclosed that it designs, manufactures and markets mobile communication and media devices, personal computers and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions and third-party digital content and applications. Apple stock trades on the NASDAQ Global Select Market under the symbol “AAPL.”

The underlying stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Room, 100 F Street, NE, Washington, DC 20549. Copies of this material can also be obtained from the Office of Investor Education and Advocacy of the SEC, at prescribed rates. In addition, information filed by the underlying stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by reference to its SEC file number: 000-10030. Information about the underlying stock may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents, as well as from the underlying stock issuer’s website.

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying stock or other securities of the underlying stock issuer. In connection with the issuance of the securities, neither we nor the agent has participated in the preparation of any of the underlying stock issuer’s public filings or made any due diligence inquiry with respect to the underlying stock issuer. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of such public filings or other publicly available information) that would affect the trading price of the underlying stock (and therefore the price of such common stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received on exchange or redemption or at maturity of the securities.

Apple is not involved in this offering of securities in any way and will have no obligation of any kind with respect to the securities. We, the agent and our affiliates may at present, or from time to time in the future, engage in business with the underlying stock issuer, including extending loans to (and exercising creditors’ remedies with respect to such loans), or making equity investments in, the underlying stock issuer, and in the course of such business, we, the agent or our affiliates may have obtained or may in the future obtain material non-public information regarding the underlying stock issuer, or any affiliate of the underlying stock issuer, and none of we, the agent or any such affiliate undertakes to disclose any such information to purchasers of the securities. We, the agent and our affiliates from time to time may publish research reports with respect to the underlying stock. Such research reports may or may not recommend that investors buy or hold the underlying stock. We, the agent and our affiliates do not undertake to inform purchasers of the securities of any changes (positive or negative) to the recommendations contained in future research reports.

None of we, the agent or any of our affiliates makes any representation to you as to the performance of the underlying stock.

Historical Data

The following table sets forth the high, low and period-end closing prices for the underlying stock for each calendar quarter in the period from January 1, 2003 through March 31, 2013 and for the period from April 1, 2013 to April 16, 2013. The closing prices listed below were obtained from Bloomberg LP, without independent verification. The historical closing prices of the underlying stock should not be taken as indications of future performance, and no assurance can be given that the price of the underlying stock will not decrease.

	High	Low	Period-End
2003
First Quarter	7.64	6.90	7.07
Second Quarter	9.65	6.56	9.53
Third Quarter	11.55	9.55	10.36
Fourth Quarter	12.41	9.85	10.69
2004
First Quarter	13.96	10.64	13.52
Second Quarter	16.85	12.89	16.27
Third Quarter	19.38	14.57	19.38
Fourth Quarter	34.22	19.15	32.20
2005
First Quarter	45.07	31.65	41.67
Second Quarter	43.74	34.13	36.81
Third Quarter	53.84	36.50	53.61
Fourth Quarter	74.98	49.25	71.89
2006
First Quarter	85.59	58.71	62.72
Second Quarter	71.89	56.02	57.27
Third Quarter	77.61	50.67	76.98
Fourth Quarter	91.81	73.23	84.84
2007
First Quarter	97.10	83.27	92.91
Second Quarter	125.09	90.24	122.04
Third Quarter	154.50	117.05	153.47
Fourth Quarter	199.83	153.76	198.08
2008
First Quarter	194.93	119.15	143.50
Second Quarter	189.96	147.14	167.44
Third Quarter	179.55	105.26	113.66
Fourth Quarter	111.04	80.49	85.35
2009
First Quarter	109.87	78.20	105.12
Second Quarter	144.67	108.69	142.43
Third Quarter	186.15	135.40	185.35
Fourth Quarter	211.64	180.86	210.73
2010
First Quarter	235.85	192.05	235.00
Second Quarter	274.07	235.86	251.53
Third Quarter	292.32	239.93	283.75
Fourth Quarter	325.47	278.64	322.56
2011
First Quarter	363.13	326.72	348.51
Second Quarter	353.01	315.32	335.67
Third Quarter	413.45	343.26	381.32
Fourth Quarter	422.24	363.57	405.00
2012
First Quarter	617.62	411.23	599.55
Second Quarter	636.23	530.12	584.00
Third Quarter	702.10	574.88	667.11
Fourth Quarter	671.45	509.59	532.17
2013
First Quarter	549.03	420.05	442.66
April 1, 2013 to April 16, 2013	435.69	419.85	426.24

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general description of the material United States federal income tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the United States federal income tax consequences of acquiring, holding and disposing of the securities and receiving cash or stock under the securities. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date. This summary does not address all aspects of United States federal income taxation of the securities that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of securities who is subject to special treatment under the United States federal income tax laws.

The discussion below applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns securities as part of a straddle, a hedging, a conversion or other integrated transaction for tax purposes,

•	a person that purchases or sells securities as part of a wash sale for tax purposes,

•	a person subject to the alternative minimum tax, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This discussion does not address the tax consequences of owning, holding or disposing of any shares of the underlying stock you might receive upon the exercise of the exchange right. If you receive stock upon the exercise of the exchange right, you should consult your own tax advisor regarding the tax consequences of owning, holding or disposing of any such shares. Furthermore, the following discussion assumes that the stock of Apple Inc. is not stock in a United States real property holding corporation, as determined for United States federal income tax purposes. Prospective investors should note that if that assumption is not accurate, then it is possible that the United States federal income tax consequences of owning the securities could differ significantly from the consequences described below.

If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Except as otherwise noted under “—Non-United States Holders” below, this discussion is applicable to you only if you are a United States holder. You are a “United States holder” if you are a beneficial owner of a security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

We believe that the reopened securities should be treated as part of the same “issue” as the original securities for United States federal income tax purposes and the discussion below so assumes.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, the securities will be treated as debt instruments subject to the special rules governing contingent payment debt instruments for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed-rate debt instrument with terms and conditions similar to your securities (the “comparable yield”) and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include increasing amounts of income in respect of the securities prior to your receipt of cash or stock attributable to such income.

It is not entirely clear how, under the rules governing contingent payment obligations, the maturity date for debt instruments (such as your securities) that provide for a holder exchange right and an issuer redemption right should be determined for purposes of computing the comparable yield and projected payment schedule. It would be reasonable, however, to compute the comparable yield and projected payment schedule for your securities (and we have made the computation in such a manner) based on the assumption that your securities will remain outstanding until the stated maturity date and the comparable yield has been determined on that basis.

We have determined that the comparable yield for the securities is equal to 1.95% per annum, compounded semiannually, with a projected payment at maturity of $1,083.71 based on an investment of $950. Based on the comparable yield, if you are an initial holder that holds the securities until the stated maturity date and you pay your taxes on a calendar year basis, we have determined that you will generally be required to include the following amounts of ordinary income for each $950 investment in the securities each year: $13.49 in 2013, $18.86 in 2014, $19.22 in 2015, $19.65 in 2016, $19.98 in 2017, $20.37 in 2018, $20.77 in 2019 and $1.37 in 2020. However, in 2020, the amount of ordinary income that you will be required to pay taxes on from owning each $950 investment in the securities may be greater or less than $1.37, depending upon the amount you receive on the stated maturity date. If the amount you receive on the stated maturity date is greater than $1,083.71 for each $950 investment in the securities, you will be required to increase the amount of ordinary income that you recognize in 2020 by an amount that is equal to such excess. Conversely, if the amount you receive on the stated maturity date is less than $1,083.71 for an investment of $950, you would decrease the amount of ordinary income that you recognize in 2020 by an amount equal to such difference. If the amount you receive on the stated maturity date is less than $1,082.34 for each $950 investment in the securities, you will recognize an ordinary loss in 2020 in an amount equal to such difference. If you are a noncorporate holder, you will generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and will generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

You are required to use the comparable yield and projected payment schedule set forth above in determining your interest accruals in respect of the securities, unless you timely disclose and justify on your United States federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are provided to you for the sole purpose of determining your interest accruals in respect of the securities, and we make no representations regarding the amount of the single projected payment with respect to the securities.

The amount of original issue discount on a security for each accrual period is determined by multiplying the comparable yield of the security, adjusted for the length of the accrual period, by the security’s adjusted issue price (as defined below) at the beginning of the accrual period. The amount of original issue discount so determined is then allocated on a ratable basis to each day in the accrual period on which you have held the security. The adjusted issue price of a security at the beginning of any accrual period will generally be its original issue price increased by the amount of original issue discount allocable to all prior accrual periods (under the rules governing contingent payment debt instruments), determined without regard to any positive or negative adjustments to interest accruals described below.

If you purchase the securities for an amount that differs from the securities’ adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the securities and the securities’ adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. If you purchase the securities for an amount that is less than the adjusted issue price of the securities, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the securities to the extent of amounts allocated to a change in expectations as to the amount of the single projected payment at maturity. If you purchase the securities for an amount that is greater than the adjusted issue price of the securities, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the securities to the extent of amounts allocated to a change in expectations as to the amount of the single projected payment at maturity. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the securities at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale, exchange, redemption or maturity of the securities in an amount equal to the difference, if any, between the amount of cash or the fair market value of stock you receive at such time and your adjusted basis in the securities. In general, your adjusted basis in the securities will equal the amount you paid for the securities, increased by the amount of interest you previously accrued with respect to the securities (in accordance with the comparable yield for the securities) and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make with respect to your securities under the rules set forth above.

Any gain you recognize upon the sale, exchange, redemption or maturity of the securities will generally be ordinary interest income. Any loss you recognize at such time will generally be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the securities, and thereafter, capital loss. If you are a noncorporate United States holder, you will generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and will generally not be able to carry such ordinary loss forward or back to offset income in other taxable years. If you are a noncorporate United States holder, any ordinary loss should not be subject to the two percent floor limitation on miscellaneous itemized deductions. The deductibility of capital losses is subject to limitations.

Medicare Tax. For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income (including interest accruals based on the comparable yield for the securities) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will include its gross interest income in respect of the securities, unless such gross interest income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the Medicare tax to any gross interest income in respect of your investment in the securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. Although not

free from doubt, an investment in the securities or a sale, exchange, redemption or maturity of the securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the securities or a sale, exchange, redemption or maturity of the securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the securities.

Non-United States Holders. If you are not a United States holder, subject to the discussion of Section 871(m) of the Code below as well as the discussion of backup withholding and information reporting below, payments of interest (including amounts taken into income under the accrual rules described above and any gain from the sale, exchange, redemption or maturity of a security that is treated as interest for this purpose) in respect of your securities should not be subject to U.S. federal income tax or withholding tax provided that:

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our capital stock that are entitled to vote, within the meaning of Section 871(h)(3) of the Code;

•	you are not a “controlled foreign corporation” that is, directly or indirectly, related to us through stock ownership;

•	you are not a bank whose receipt of interest (including original issue discount) on your securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not effectively connected with the conduct of a trade or business within the United States; and

•

you (i) provide your name and address and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on IRS Form W-8BEN (or other applicable form)); or (ii) hold your securities through certain foreign intermediaries and satisfy the certification requirements of applicable Treasury Regulations. Special certification rules apply to holders that are pass-through entities.

If the requirements described above are not satisfied, tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) will generally apply to the gross amount of interest (including original issue discount or other amounts treated as interest for federal income tax purposes) on the securities that is paid to you, which may be satisfied by withholding. If the interest were to be effectively connected with the conduct of a trade or business within the United States, you would not be subject to the 30% withholding tax (assuming you certify as provided on IRS Form W-8ECI); however, you would be subject to United States federal income tax in the same manner as United States holders as described above, unless an applicable income tax treaty provides otherwise, and, if you are a corporation, you could be subject to a branch profits tax with respect to such income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

In addition, regulations proposed by the IRS and the Treasury Department under Section 871(m) of the Code could ultimately require all or a portion of the maturity payments with respect to your securities or of amounts you receive upon the sale, exchange or redemption of your securities after December 31, 2013 to be treated as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which may be satisfied by withholding. If we or other payors impose such a withholding, we will not be required to pay any additional amounts with respect to amounts so withheld, and we will not be required to take any action in order to enable you to avoid the imposition of such a tax. You should consult your tax advisor concerning the potential application of these regulations to payments you receive on the securities when these regulations are finalized.

Backup Withholding and Information Reporting. In general, if you are a non-corporate United States holder, Wells Fargo and other payors are required to report to the IRS all payments made to you on your securities. In addition, Wells Fargo and other payors are required to report to the IRS any payment of proceeds of the sale, exchange or redemption of your securities before maturity within the United States (as well as the proceeds of certain sales outside the United States). Additionally, backup withholding will apply to any payments made to you on your securities if you fail to provide an accurate taxpayer identification number or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

If you are not a United States holder of securities, Wells Fargo and other withholding agents must report annually to the IRS and to you the amount of interest payments the withholding agent makes to you and the tax withheld with respect to such payments, regardless of whether withholding was required. You will generally not be subject to backup withholding with respect to payments made to you, provided that Wells Fargo and other withholding agents do not have actual knowledge or reason to know that you are a United States holder and you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Wells Fargo Securities, LLC has agreed, subject to the terms and conditions of the distribution agreement and a terms agreement, to purchase from us as principal $3,100,000 aggregate stated principal amount of securities.

ANNEX A

OFFICIAL NOTICE OF EXCHANGE

Dated:  On or after April 22, 2013

Wells Fargo & Company	Wells Fargo Securities, LLC
375 Park Avenue, 4th Floor	c/o Investment Solutions
MAC J0127-045	375 Park Avenue, 2nd Floor
New York, NY 10152	MAC J0127-027
Facsimile No: (212) 214-5913	New York, NY 10152
Telephone No: (212) 214-6101	Facsimile No: (212) 214-8917
Attention: Derivatives Structuring Group	Telephone No: (212) 214-6274
Attention: Meghan Brudie

Dear Sirs or Madams:

The undersigned beneficial owner of the Medium-Term Notes, Series K, 0% Optionally Exchangeable Securities due January 24, 2020 of Wells Fargo & Company (CUSIP No. 94986RPJ4) (the “securities”) hereby irrevocably elects to exercise its exchange right with respect to the stated principal amount of the securities indicated below, as of the date hereof (or if this notice is received after 11:00 A.M., New York City time, on any trading day or at any time on a day that is not a trading day, as of the next trading day), provided that such a day is on or after April 22, 2013, and is on or before the earlier of (i) the trading day prior to the redemption notice date, if applicable, and (ii) the fifth trading day before the stated maturity date. The exchange right is to be exercised as described under “Specific Terms of the Securities — Exchange Right” in the pricing supplement dated April 16, 2013 (the “pricing supplement”) relating to Registration Statement No. 333-180728. Terms not defined in this notice shall have their respective meanings as described in the pricing supplement.

Please (i) date and acknowledge receipt of this Official Notice of Exchange in the place provided below, and (ii) fax a copy to the fax number indicated. The amount of any such cash payment will be determined by the calculation agent and indicated in its acknowledgment of this Official Notice of Exchange. Wells Fargo will then deliver, in its sole discretion, the shares of the underlying stock, or an equivalent amount in cash based on the value thereof, on the third business day after the exchange notice date, in accordance with the terms of the securities as described in the pricing supplement.

The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the securities to be exchanged (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its securities) and (ii) it will cause the stated principal amount of securities to be exchanged to be transferred to the paying agent on the exchange settlement date.

Very truly yours,

Name of Beneficial Owner

By:

Name

Title and/or Organization

Fax No./Direct No.
$
Stated principal amount of securities to be surrendered for exchange

Please specify: Exchange Notice Date

Receipt of the above
Official Notice of Exchange is hereby acknowledged.

WELLS FARGO & COMPANY, as issuer

By:
Title:

Date and time of acknowledgment

WELLS FARGO SECURITIES, LLC, as calculation agent

By:
Title:

Date and time of acknowledgment